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                                                                   Exhibit 10(b)

                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is made and executed as of the 16th day of September, 1999, by and between ALLEGHENY TELEDYNE INCORPORATED, a Delaware corporation with its principal place of business at 10th Floor, Six PPG Place, Pittsburgh, PA 15222 (with all of its direct and indirect subsidiaries, "ATI") and THOMAS A. CORCORAN, an individual residing in the State of Maryland (the "Executive").

         WHEREAS, as of the date hereof, the Executive is beginning employment with ATI under an Employment Agreement effective as of September 16, 1999 between the parties (the "Employment Agreement") and, effective October 1, 1999, will become President and Chief Executive Officer of ATI and a member of its Board of Directors;

         WHEREAS, pursuant to Section 5(d) of the Employment Agreement, ATI has agreed to award to the Executive 150,000 shares of common stock, $0.10 par value per share ("ATI Stock") subject to certain restrictions and forfeiture provisions; and

         WHEREAS, the parties intend for this Agreement to evidence the award of restricted shares and set forth the terms and conditions thereof.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       Award and Issuance of the Shares.

                  (a) In addition to any other compensation the Executive may be entitled under the Employment Agreement or otherwise in connection with his service as an employee of ATI, ATI hereby awards to the Executive 150,000 shares of ATI Stock (the "Shares"). As soon as practicable following the execution and delivery of this Agreement, ATI shall issue in the Executive's name and deliver to the Executive a stock certificate or stock certificates representing the Shares. The Shares shall be subject to the transferability restrictions set forth in Section 2 of this Agreement (the "Restrictions") for the period set forth in Section 3(a) of this Agreement and shall be subject to forfeiture as set forth in Section 3(b) of this Agreement.

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                  (b) In order to reflect the restrictions on disposition of the
Shares, the stock certificate(s) for the Shares may be endorsed with restrictive legends, including one or both of the following:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS."

"THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT ENTERED INTO BETWEEN ALLEGHENY TELEDYNE INCORPORATED AND THOMAS A. CORCORAN DATED AS OF SEPTEMBER 16, 1999 WHICH PROVIDES, GENERALLY, THAT THE SHARES CANNOT BE TRANSFERRED, PLEDGED OR HYPOTHECATED FOR ANY REASON PRIOR TO JULY 16, 2004 OR, IF EARLIER, THE DEATH OF THOMAS A. CORCORAN WHILE THEN AN EMPLOYEE OF ALLEGHENY TELEDYNE INCORPORATED. COPIES OF SUCH AGREEMENT ARE ON FILE IN THE OFFICES OF ALLEGHENY TELEDYNE INCORPORATED, 10th FLOOR, SIX PPG PLACE, PITTSBURGH, PA 15222."

                  (c) If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

                  (d) Simultaneously with the execution and delivery of this Agreement, the Executive shall deliver to ATI one or more stock powers endorsed in blank relating to the Shares. In the event of forfeiture of the Shares under
Section 3(b) of this Agreement, the certificate or certificates representing the forfeited Shares shall be canceled.

         2. Restrictions on the Shares. Except as provided in this Section 2, the Executive shall have all rights and privileges of a stockholder as to

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the Shares, including, without limitation, voting rights and the right to receive, without restriction on disposition or forfeiture conditions, cash dividends and the contemplated distribution of shares of stock to ATI shareholders of Teledyne Technologies Incorporated and Water Pik Technologies, Inc. The following Restrictions shall apply to the Shares unless and until such Restrictions expire as to all or any portion of the Shares in accordance with
Section 3 of this Agreement:

                  (i) any distribution with respect to the Shares made in the form of stock, including, other than the contemplated distribution of shares of stock to ATI shareholders of Teledyne Technologies Incorporated and Water Pik Technologies, Inc., shall be and become subject to the Restrictions;

                  (ii) none of the Shares may be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of; and

                  (iii) all of the Shares shall be subject to forfeiture as set forth in Section 3(b) of this Agreement.

Any attempt to dispose of Shares in a manner contrary to the foregoing restrictions set forth in this Agreement shall be null, void and ineffective and shall result in the forfeiture of the Shares.

         3. Expiration of the Restrictions; Forfeiture of the Shares.

                  (a) The Restrictions shall expire with respect to the Shares upon the earlier to occur of (i) July 16, 2004; (ii) the date of the Executive's death if he is an employee of ATI on the date of his death; or (iii) termination of his employment by ATI without Cause, as Cause is defined in Section 9(b) of that certain Employment Agreement dated the 17th day of August, 1999, between ATI and the Executive (whether or not the Employment Agreement is in effect on the date of such termination). Such Employment Agreement is hereby incorporated herein as if set forth at length.

                  (b) If, before the Restrictions expire in accordance with
Section 3(a), either (i) the Executive's employment with ATI shall terminate for any reason other than his death or as specified in Section 3(a)(iii), or (ii) the Executive breaches any of his material obligations under the Employment Agreement, all rights of the Executive to the Shares shall forthwith terminate and be forfeited in their entirety. In the event of any

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such forfeiture, the certificate or certificates representing the forfeited
Shares shall be canceled.

         4. Restricted Securities. The Executive hereby confirms that he has been informed that the Shares are restricted securities under the Securities Act of 1933, as amended (the "Securities Act") and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, the Executive hereby acknowledges that he is prepared to hold the Shares for an indefinite period, including such period as may be necessary after the Restrictions expire, and that he is aware that Rule 144 of the Securities and Exchange Commission (the "Commission") issued under the Securities Act is not presently available to exempt the sale of the Shares from the registration requirements of the Securities Act. The Executive is aware of the adoption of Rule 144 by the Commission, promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Executive understands that under Rule 144, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not fewer than one year after the party has acquired the securities to be sold, the sale being through a broker is an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified limitations. The Executive acknowledges and understands that ATI may not be satisfying the current public information requirement of Rule 144 at the time he wishes to sell the Shares or other conditions under Rule 144 which are required of ATI. If so, he understands that he will be precluded from selling the securities under Rule 144 even if the one-year holding period of said Rule has been satisfied. Prior to his acquisition of the Shares, the Executive acquired sufficient information about ATI to reach an informed knowledgeable decision to acquire the Shares. The Executive has such knowledge and experience in financial and business matters as to make him capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. The Executive is able to bear the economic risk of his investment in the Shares.

         5. Disposition of Shares. Prior to the expiration of the Restrictions, the plenary transfer restriction set forth in of Section 2 of this Agreement shall apply to the Shares. The Executive hereby agrees that following the expiration of the Restrictions he shall make no disposition of the Shares except in a transaction which counsel to ATI has determined

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complies with the various then applicable securities laws of the United State and any state with jurisdiction.

         6. Tax Payments; Withholding. ATI may withhold from the Shares or any cash amount payable with respect to the Shares from ATI to the Executive all taxes which ATI is required or otherwise authorized to withhold under applicable law as determined by ATI in good faith.

         7. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

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                  To ATI:

                  Allegheny Teledyne Incorporated
                  10th Floor
                  Six PPG Place
                  Pittsburgh, PA 15222
                  Attention:  Senior Vice President, General Counsel
                           and Secretary

                  To the Executive:

                  Thomas A. Corcoran

                  _______________________

                  _______________________

or such other address as one party may supply to the other in writing from time to time. Any such notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

         8. Assignment; Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs and representatives of the Executive and the assigns and successors of ATI, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.

         9. Entire Agreement; Amendment or Termination. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof. The Agreement may be amended or terminated at any time by written agreement of the parties hereto.

         10. Governing Law. This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the Commonwealth of Pennsylvania other than the conflict of laws provisions of such laws.

         11. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force

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and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

         12. Certain References. References to "the Executive" in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the Executive's executors or the administrators, or the person or persons to whom all or any portion of the Shares may be transferred by will or the laws of descent and distribution, such references to the Executive shall be deemed to include such person or persons.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. Satisfaction of Section 5(d) of Employment Agreement. The Executive acknowledges that, upon the execution and delivery of this Agreement by the parties hereto, ATI's obligation under Section 5(d) of the Employment Agreement has been satisfied.

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         IN WITNESS WHEREOF, ATI has caused this Agreement to be duly executed and the Executive has set his hand, as of the day and year first above written.

                                    ALLEGHENY TELEDYNE INCORPORATED

                                    By: /s/ Richard P. Simmons
                                        ----------------------
                                        Richard P. Simmons
                                        Chairman

                                    THE EXECUTIVE

                                    /s/ Thomas A. Corcoran
                                    ---------------------
                                    Thomas A. Corcoran

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